Exhibit 99.1

Amphastar Pharmaceuticals Completes Acquisition of BAQSIMI from Lilly

RANCHO CUCAMONGA, CA – June 30, 2023 – Amphastar Pharmaceuticals, Inc. (NASDAQ: AMPH) (“Amphastar” or the “Company”) today announced that it has completed the previously announced acquisition of BAQSIMI® from Eli Lilly and Company (“Lilly”) (the “Acquisition”).

Acquisition Highlights

●	Provides Amphastar with a branded product with growing sales and strong gross margin.
●	Expands Amphastar’s international footprint in 26 countries.
●	Builds upon Amphastar’s commercial intranasal product portfolio.
●	Amphastar and Lilly will work together to enable a smooth transition and provision of services to patients and customers.

Pursuant to the terms of the asset purchase agreement entered into by and between Amphastar and Lilly on April 21, 2023 (the “Asset Purchase Agreement”), Amphastar paid $500 million at the closing of the Acquisition and is required to pay an additional $125 million at the one-year anniversary of the closing of the Acquisition. Amphastar may also be required to pay additional contingent consideration of up to $450 million to Lilly based on the achievement of certain milestones.

Dr. Jack Zhang, Amphastar’s President and Chief Executive Officer, commented: “We are pleased to execute our strategy to accelerate the expansion of our branded products and diabetes portfolio, as evidenced by the successful completion of the acquisition of BAQSIMI®. We have further strengthened our commercial product portfolio by adding BAQSIMI® while remaining committed to our core business. We are committed to maximizing the commercial potential of BAQSIMI® while assisting people with diabetes worldwide.”

Indication and Safety Summary

BAQSIMI® (BAK-see-mee) is used to treat very low blood sugar (severe hypoglycemia) in people with diabetes ages 4 years and above.

It is not known if BAQSIMI® is safe and effective in children under 4 years of age.

Warnings - Do not use BAQSIMI® if:

•you have a tumor in the gland on top of your kidneys (adrenal gland) called pheochromocytoma;

•you have a tumor in your pancreas called insulinoma; or

•you are allergic to glucagon or any other ingredient in BAQSIMI®.

BAQSIMI® may cause serious side effects, including:

High blood pressure. BAQSIMI® can cause high blood pressure in certain people with tumors in their adrenal glands.

Low blood sugar. BAQSIMI® can cause certain people with tumors in their pancreas to have low blood sugar.

Serious allergic reaction. Call your doctor or get medical help right away if you have a serious allergic reaction, including:

•rash

•difficulty breathing

•low blood pressure

Common side effects

The most common side effects of BAQSIMI® include:

•nausea

•vomiting

•headache

•runny nose

•discomfort in your nose

•stuffy nose

•redness in your eyes

•itchy nose, throat, and eyes

•watery eyes

These are not all the possible side effects of BAQSIMI®. For more information, ask your doctor.

Call your doctor for medical advice about side effects. You are encouraged to report side effects of prescription drugs to the U.S. Food and Drug Administration (“FDA”). Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

Before using

Before getting BAQSIMI®, tell your health care provider about all your medical conditions, including if you:

•have a tumor in your pancreas;

•have not had food or water for a long time (prolonged fasting or starvation);

•are pregnant or plan to become pregnant; or

•are breastfeeding or plan to breastfeed. It is not known if BAQSIMI® passes into your breast milk. You and your doctor should decide if you can use BAQSIMI® while breastfeeding.

Tell your doctor about all the medicines you take, including prescription and over-the-counter medicines, vitamins, and herbal supplements.

How to use

Read the detailed Instructions for Use that comes with BAQSIMI®.

•Use BAQSIMI® exactly how your doctor tells you to use it.

•	Make sure your caregiver knows where you keep your BAQSIMI® and how to use BAQSIMI® the right way before you need their help.

•Your doctor will tell you how and when to use BAQSIMI®.

•BAQSIMI® contains only 1 dose of medicine and cannot be reused.

•BAQSIMI® should be given in one side of your nose (nostril) but does not need to be inhaled.

•BAQSIMI® will work even if you have a cold or are taking cold medicine.

•After giving BAQSIMI®, the caregiver should call for emergency medical help right away.

•If the person does not respond after 15 minutes, another dose may be given, if available.

•Tell your doctor each time you use BAQSIMI®.

•Store BAQSIMI® at temperatures up to 86°F (30°C).

•Keep BAQSIMI® in the shrink-wrapped tube until you are ready to use it.

Keep BAQSIMI® and all medicines out of the reach of children.

Learn more

BAQSIMI® is a prescription medicine. For more information, [call 1-800-545-5979 or go to www.baqsimi.com].

This summary provides basic information about BAQSIMI® but does not include all information known about this medicine. Read the information that comes with your prescription each time your prescription is filled. This information does not take the place of talking with your doctor. Be sure to talk to your doctor or other healthcare provider about BAQSIMI® and how to take it. Your doctor is the best person to help you decide if BAQSIMI® is right for you.

GN CON BS 14SEP2022

BAQSIMI® is currently a registered trademark owned by Amphastar Pharmaceuticals, Inc.

Company Information

Amphastar is a bio-pharmaceutical company that focuses primarily on developing, manufacturing, marketing, and selling technically-challenging generic and proprietary injectable, inhalation, and intranasal products. Additionally, the Company sells insulin API products. Most of the Company’s finished products are used in hospital or urgent care clinical settings and are primarily contracted and distributed through group purchasing organizations and drug wholesalers. More information and resources are available at www.amphastar.com.

Amphastar’s logo and other trademarks or service marks of Amphastar, including, but not limited to Amphastar®, Primatene MIST®, Amphadase®, and Cortrosyn®, BAQSIMI®, are the property of Amphastar.

Forward Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to our expectations regarding the Acquisition, the prospective benefits of the Acquisition, potential contingent consideration amounts and terms related to the Acquisition, the anticipated benefits of BAQSIMI®, Amphastar’s commitment to maximizing the commercial potential of BAQSIMI®, and Amphastar’s future financial performance including gross margins. These statements are not facts but rather are based on Amphastar’s historical performance and expectations, estimates, and projections regarding its business, operations, and other similar or related factors. Words such as “may,” “might,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Amphastar’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Amphastar’s filings with the Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended March 30, 2023, filed with the SEC on May 9, 2023. In particular, there can be no guarantee that the Acquisition will be beneficial, that any event, change or other circumstance could cause the results of the Acquisition to differ from Amphastar’s expectation, that all or any of the contingent consideration will be payable on the terms described herein or at all, or that Amphastar can reliably predict the impact of the Acquisition on its financial results or financial guidance. You can locate these reports through Amphastar’s website at http://ir.amphastar.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this release speak only as of the date of the release. Amphastar undertakes no obligation to revise or update information or any forward-looking statements in this press release to reflect events or circumstances in the future, even if new information becomes available or if subsequent events cause Amphastar’s expectations to change.

Contact Information:

Amphastar Pharmaceuticals, Inc.

Bill Peters

Chief Financial Officer

(909) 476-3416